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                                                                   EXHIBIT 10.46


                       FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of December 1, 2000, by and between LINCOLN-RECP EMPIRE OPCO, LLC, a California limited liability company ("Landlord") and AVIGEN, INC., a Delaware corporation ("Tenant"), with reference to the following facts.

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of November 2, 2000 (the "Lease") for the leasing of certain premises consisting of approximately 67,482 rentable square feet located at 1301 Harbor Bay Parkway, Alameda, California (the "Premises") as such Premises are more fully described in the Lease, for a term commencing on December 1, 2000, and expiring on November 30, 2010.

B. Pursuant to Article 2 of the Lease, the Premises on the second floor of the Building comprising approximately 32,945 rentable square feet (the "Remaining Premises") was anticipated to be delivered to Tenant on or about October 1, 2001 (the "RP Commencement Date").

C. Tenant now wishes to, effective as of December 1, 2000, occupy approximately 22,945 rentable square feet of the Remaining Premises (the "A Remaining Premises"), rather than waiting until the RP Commencement Date to occupy any of the Remaining Premises, and wishes to occupy the entire Remaining Premises as of March 1, 2001, rather than the RP Commencement Date, and Landlord is agreeable to the same.

D. Phoenix American, Inc., a California corporation, successor in interest to Resource/Phoenix, Inc. ("Phoenix") currently occupies the balance of the Remaining Premises (the "B Remaining Premises") comprising approximately 10,000 rentable square feet pursuant to a lease from Landlord.

E. Landlord and Tenant now wish to amend the Lease upon and subject to each of the terms, conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1. RECITALS: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

        2. MODIFICATIONS TO LEASE: Effective as of December 1, 2000 (the "Effective Date"), the Lease is hereby modified as follows:

                2.1 PREMISES. ARTICLE 2 - LEASE TERM of the Lease is hereby amended such that the fifth (5th) and sixth (6th) sentences thereof shall read as follows:

                      "Landlord has delivered, and Tenant acknowledges having
               possession of, approximately 34,537 rentable square feet of the Premises on the ground floor of the Building (the "Initial Premises") to Tenant on or about the Lease Commencement Date; and Landlord anticipates delivering the balance of the Premises on the second floor of the Building comprising approximately 32,945 rentable square feet (the "Remaining Premises"), approximately 22,945 rentable square feet (the "A Remaining Premises"), as shown on Exhibit A to this Amendment, is anticipated to be delivered to Tenant on or about December 1, 2000 (the "RPA Commencement Date"); and approximately 10,000 rentable square feet (the "B Remaining Premises"), as shown on Exhibit A to this Amendment, is anticipated to be delivered to Tenant on or about March 1, 2001 (the "RPB Commencement Date"). If Landlord, for any reason, cannot deliver possession of the A Remaining Premises to Tenant on the RPA Commencement Date (in the condition that exists on the day after the Existing Tenant vacates the A Remaining Premises), or cannot deliver possession of the B Remaining Premises to Tenant on the RPB Commencement Date (in the condition that exists on the day after the Existing Tenant vacates the B Remaining Premises), in either case without any improvements, alterations, repairs, refurbishment or other modifications being made thereto (except as may be necessary to satisfy the requirements of Section 1.2 above), Landlord shall not be subject to any liability nor shall the validity of this Lease be affected; provided that the RPA Commencement Date and/or the RPB Commencement Date, as appropriate, shall be extended commensurately by the period of time Landlord is delayed in so delivering possession of the A Remaining Premises and/or the B Remaining Premises to Tenant without any improvements, alterations, repairs, refurbishment or other modifications being made thereto. Tenant's rights to use the A Remaining Premises and the B Remaining Premises shall be subject and subordinate to the rights of Phoenix; and no use by Tenant may unreasonably interfere with the rights of Phoenix to use and occupancy of Phoenix's premises."

                Throughout the Lease, references to the "RP Commencement Date" shall be deemed to be references to the "RPA Commencement Date" and/or the "RPB Commencement Date", as appropriate.

               2.2    RENT.

                      ARTICLE 3 - BASE RENT of the Lease is hereby amended as
               follows:

                       Base Rent for the A Remaining Premises is waived by the
               Landlord for the period from the RPA Commencement Date through the RPB Commencement Date. From and after the RPB Commencement Date, Tenant shall pay to Landlord Base Rent for both the RPA Remaining Premises and the RPB Remaining Premises at the monthly rate of $1.52 per rentable square


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               foot, or Fifty Thousand Seventy-six Dollars and Forty Cents
               ($50,076.40), through May 31, 2002; and thereafter Tenant shall pay to Landlord Base Rent for both the RPA Remaining Premises and the RPB Remaining Premises at the monthly rate of $1.59 per rentable square foot, or Fifty-two Thousand Three Hundred Eighty-two Dollars and Fifty-five Cents ($52,382.55).

               The second table set forth in Section 8. Base Rent (Article 3) of the Summary of Basic Lease Information in the Lease (for Base Rent for the "Remaining Premises" from the "RP Commencement Date" through December 31, 2002), is hereby revised in accordance with the following schedule:

              --------------------- ------------------ ------------------------- --------------
                      TERM              REMAINING        REMAINING PREMISES -       MONTHLY
                                     PREMISES SQUARE    ANNUAL RENTAL RATE PER    INSTALLMENT
                                          FEET           RENTABLE SQUARE FOOT    OF BASE RENT
              --------------------- ------------------ ------------------------- --------------
                3/1/01 - 5/31/02         32,945                 $18.24            $50,076.40
              --------------------- ------------------ ------------------------- --------------
               6/1/02 - 12/31/02         32,945                 $19.08            $52,382.55
              --------------------- ------------------ ------------------------- --------------

               2.3    LETTER OF CREDIT.

                      Paragraph 20.2 LETTER OF CREDIT of the Lease is hereby
               amended as follows:

                      Upon the RPB Commencement Date, the face amount of the
               Letter of Credit shall be increased to be Two Million Dollars ($2,000,000.00).

        3. EFFECT OF AMENDMENT: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail. Tenant hereby renews its obligations to Landlord for the full, prompt and timely payment of all rents and other sums required to be paid by Tenant during the term of the Lease as herein modified, and for the full, prompt and timely performance of, compliance with and observation of all the terms contained in the Lease as herein modified.

        4. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

        5. NO BROKER: Each party warrants and represents to the other that no real estate broker, sales person, finder or other person has the right to payment of a commission or fee in connection with this Amendment as a consequence of contacts with such party. Each party shall indemnify, protect, defend and hold the other harmless from any and all loss, cost, damage or expense (including attorneys' fees and costs, including fees and costs on appeal, if any) arising out of or related to claims for a real estate brokerage commission, finder's fee or similar compensation, based upon allegations by the claimant that it is entitled to a commission, fee or other compensation from the indemnified party as a consequence of contacts with the indemnifying party.

        6. ENTIRE AGREEMENT: The Lease and this Amendment constitute the entire understanding between the parties with respect to the Premises. No subsequent amendment will be effective unless it is in writing and executed by the parties.

        7. COUNTERPARTS: This Amendment may be executed in counterparts, each of which when executed and delivered shall be an original.

        8. AUTHORITY: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                            TENANT:

                                            AVIGEN, INC.,
                                            a Delaware corporation



Date:  12/13/00                             By: /s/ JOHN MONAHAN
     ------------------------------            ---------------------------------
                                            Name:   John Monahan
                                                 -------------------------------
                                            Title:  CEO
                                                  ------------------------------


Date:                                       By: /s/ THOMAS J. PAULSON
     ------------------------------            ---------------------------------
                                            Name:   Thomas J. Paulson
                                                 -------------------------------
                                            Title:  VP-Finance, CFO
                                                  ------------------------------


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                                     LANDLORD:

                                     LINCOLN-RECP EMPIRE OPCO, LLC,
                                     a California limited liability company

                                     By:    Legacy Partners Commercial, Inc.,
                                     as agent for LINCOLN-RECP EMPIRE OPCO, LLC,



Date:                                By: /s/ ROBERT F. PHIPPS
     ------------------------           ----------------------------------------
                                     Name:   Robert F. Phipps
                                          --------------------------------------
                                     Title:  Senior Vice President
                                           -------------------------------------




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